EXHIBIT 3.120

                                 THIRD AMENDMENT
                                        TO
               CNG NONEMPLOYEE DIRECTORS' FEE PLAN TRUST AGREEMENT


        This Agreement made this _____ day of ____________, 1997 by and between

   Connecticut Natural Gas Corporation of Hartford, Connecticut ("CNG") and

   Putnam Fiduciary Trust Company, a Massachusetts trust company having its principal office in Boston, Massachusetts ("Trustee");

                              W I T N E S S E T H :

        WHEREAS, by Agreement dated September 28, 1995, CNG and Fleet Bank,

   N.A. entered into the CNG Nonemployee Directors' Fee Plan Trust Agreement

   (the "Agreement"); and

        WHEREAS, Fleet Bank, N.A. has been removed as Trustee and Putnam

   Fiduciary Trust Company has been appointed successor Trustee and has accepted said position of trust; and

        WHEREAS, CNG and the Trustee wish to amend the Agreement in the particulars set forth below; and

        WHEREAS, the right to amend the Agreement has been reserved in

   Paragraph 10.1 thereof; and

        WHEREAS, the Agreement was previously amended by a First and Second

   Amendment thereto;

        NOW, THEREFORE, CNG and the Trustee hereby agreed to amend the

   Agreement as follows:

        1.   Subparagraph (j) of Paragraph 5.2, as added by the Second

   Amendment, is hereby amended by the deletion of the first sentence thereof and the substitution of the following sentence in lieu thereof:




        "The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by CTG Resources, Inc., including CTG Resources, Inc. common stock, as directed by CNG."

        2.   Section 11.1, defining the term "Change of Control, is amended by the deletion of "CNG" wherever the same shall appear therein and the substitution of "CTG Resources, Inc." in lieu thereof; and by the addition of the words "or any related corporation" immediately preceding the words

   "or such corporation" set forth in the parenthetical phrase in subsection

   (iii)(2) thereof.

        3.   This amendment shall be effective upon or, in the case of part 2 hereof, following the effective date of the Agreement and Plan of Exchange,

   pursuant to which the outstanding shares of CNG common stock will be exchanged for shares of common stock of CTG Resources, Inc.

        4.   Except as hereinabove modified and amended, the Agreement, as amended, shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed this ____ day of _______________, 1997.


   ATTEST:                       CONNECTICUT NATURAL GAS CORPORATION



   ___________________________   By_________________________________
                                   Its

   ATTEST:                       PUTNAM FIDUCIARY TRUST COMPANY



   ___________________________   By_________________________________
                                   Its


   STATE OF CONNECTICUT     )
                            :  ss.              1997
   COUNTY OF                       )








        Personally appeared ____________________________________,
   ______________________ of Connecticut Natural Gas Corporation as aforesaid, signer of the foregoing instrument, and acknowledged the same to be ______ free act and deed as such _______________________ and the free act and deed of said corporation, before me.




                                 Commissioner of the Superior Court
                                 Notary Public
                                 My Commission Expires:


   ________ OF ____________ )
                            :  ss.              1997
   COUNTY OF                       )

        Personally appeared ____________________________________,
   ______________________ of Putnam Fiduciary Trust Company, as aforesaid, signer of the foregoing instrument, and acknowledged the same to be ______ free act and deed as such _______________________ and the free act and deed of said corporation, before me.




                                 Notary Public
                                 My Commission Expires:


























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